UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Cott Corporation
(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

Corporate Center III Suite 400, 4221 W. Boy Scout Blvd. Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(905) 672-1900
(813) 313-1800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This amendment is being filed to amend and supplement Item 5.07 of the Current Report on Form 8-K filed by Cott Corporation (the “Company”) on May 4, 2017 (the “Original Form 8-K”), to disclose the Company’s decision regarding how often it will conduct shareowner advisory votes on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Company’s Annual and Special Meeting of Shareowners held on Tuesday, May 2, 2017, the Company’s shareowners determined, on an advisory basis, that the advisory vote on the executive compensation of the named executive officers of the Company should occur every year. In accordance with the voting results on this advisory proposal, the Board of Directors of the Company determined on July 31, 2017 that the Company will hold an advisory vote on executive compensation annually until the next required shareowner vote on the frequency of future advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation (Registrant)

August 3, 2017	By: /s/ Marni Morgan Poe Marni Morgan Poe Vice President, General Counsel and Secretary